UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 14, 2013
Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On June 14, 2013, Abraxas signed a purchase and sale agreement (“Agreement”) to sell the majority of the Company’s non-operated Bakken formation properties to a subsidiary Natural Resource Partners L.P. for $35.3 million plus the assumption of an estimated $8.1 million in authorization for expenditures from 22 wells that are producing, have recently been drilled or completed or in which Abraxas has elected to participate.   The sale is subject to customary closing conditions and purchase price adjustments and reflects an effective date of March 1, 2013.   The properties  consist of approximately 13,500 net Bakken acres.  Closing is scheduled for the third quarter of 2013.  E-Spectrum Advisors LLC acted as divestiture agent for Abraxas on the sale.

The description of the Agreement described under this Item 1.01 is qualified in its entirety by a copy of the Agreement filed as Exhibit 10.1 to this Form 8-K, which is incorporated in this Item 1.01 by reference. The representations and warranties of the parties in the Agreement are, in many respects, qualified by materiality and limited to the knowledge of the entity making the representation and warranty, but their accuracy forms the basis of one of the conditions to the obligations of the parties to complete the transaction. Please note, however, that these representations and warranties were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties thereto, and are subject to limitations agreed to between the parties, including that they are qualified by disclosures between the parties that are not included with this report. Accordingly, investors and third parties should not rely on these representations and warranties as independent characterizations of the actual state of facts at the time they were made or otherwise but should consider them together with the other information that we have disclosed in other filings with the SEC.

Item 7.01                      Regulation FD Disclosure

The information set forth above under Item 1.01 is incorporated herein by reference. A copy of the press release announcing the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits

Number                  Description

10.1	Purchase and Sale Agreement dated June 14, 2013, between Abraxas Petroleum Corporation and NRP oil and Gas LLC

99.1	Press Release dated June 17, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    ABRAXAS PETROLEUM CORPORATION

    By:  /s/ Geoffrey R. King
Geoffrey R. King
Vice President and Chief Financial Officer

Dated:  June 17, 2013